UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On March 16, 2023, Privia Health Group, Inc. (the “Company”) provided notice to terminate the Credit Agreement, dated as of November 15, 2019, as amended by the Third Amendment, dated as of August 27, 2021 (as amended, the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries, as guarantors, and SVB, as administrative agent, collateral agent and lender, providing for revolving loans in an amount up to $65 million, including a letter of credit sub-facility of $5 million (the “Revolving Loan Facility”). A description of the Credit Agreement can be found under the heading “Note Payable” in Note 9 to the financial statements contained in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and is incorporated herein by reference.
As of March 16, 2023, the Company had no borrowings and no letters of credit outstanding under the Revolving Loan Facility. The Company did not incur any early termination penalties in connection with the termination of the Credit Agreement.
Item 8.01 Other Events.
The Company believes it does not have any near-term credit facility needs given its cash balance. However the Company is evaluating its future need for a credit facility with other financial institutions for long term capital structure flexibility.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements about the Company’s needs for a credit facility with a financial institution. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Factors that could cause the Company’s actual results to differ materially from the results anticipated in the Company’s forward-looking statements include the risk that the Company may not receive cash from operating activities in the amounts or in the time frame it expects, as well as risks and uncertainties inherent in the Company’s business, including those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. All information in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: March 21, 2023	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Chief Financial Officer